Exhibit 99.1

	Contact:	David Christensen
CFO
For Immediate Release		HickoryTech
507-387-3355

Elin Raymond
The Sage Group
612-321-9897

HICKORYTECH CORPORATION DECLARES

REGULAR QUARTERLY DIVIDEND

MANKATO, Minn., Dec. 8, 2005—HickoryTech Corporation (Nasdaq: HTCO) announced today that its board of directors has declared a regular quarterly dividend of 12 cents per share, payable Mar. 5, 2006 to shareholders of record Feb. 15, 2006.  The company has a long history of paying quarterly cash dividends. HickoryTech Corporation has total assets of $166.0 million and operates a telecommunications business with operations in Minnesota and Iowa. HickoryTech Corporation is a diversified communications company headquartered in Mankato, Minn., with approximately 400 employees. In its 108th year of operation, HickoryTech offers a full array of telecommunications products and services to business and residential customers. The Telecom Sector offers local voice, long distance, Internet, Broadband services, Digital TV, and IP networking. The Enterprise Solutions Sector provides IP Telephony, call center management, and data network solutions; and the Information Solutions Sector develops telecom and carrier access billing solutions. To learn more about HickoryTech Corporation, visit the company’s Web site at www.HickoryTech.com.

Certain statements included in this press release that are not historical facts are “forward-looking statements.” Such forward-looking statements are based on current expectations, estimates and projections about the industry in which HickoryTech operates and management’s beliefs and assumptions. The forward-looking statements are subject to uncertainties. These statements are not guarantees of future performance and involve certain risks, uncertainties and probabilities. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. You are cautioned not to place undue reliance on these forward- looking statements, which speak only as of the date on which they were made. Except as required by federal securities laws, HickoryTech undertakes no obligation to update any of its forward-looking statements for any reason.

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